					Exhibit 99.2

The ServiceMaster Company
Quarterly Business Segment Disclosures

(in thousands)	2003

	First	Second
	Quarter	Quarter

Operating Revenue:
TruGreen	$ 204,547	$ 434,290
Terminix	225,906	260,588
American Home Shield	94,224	126,149
ARS/AMS	151,433	172,977
Other Operations	36,233	37,466

Total Operating Revenue	$ 712,343	$ 1,031,470

Operating Income:
TruGreen	$ (8,550)	$ 67,959
Terminix	33,528	41,897
American Home Shield	8,159	23,162
ARS/AMS	(1,170)	3,838
Other Operations	(6,826)	(12,040)

Total Operating Income	$ 25,141	$ 124,816

	2002

	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year

Operating Revenue:
TruGreen	$ 206,836	$ 413,119	$ 395,811	$ 268,850	$ 1,284,616
Terminix	220,273	256,652	235,414	212,045	924,384
American Home Shield	85,916	116,440	121,639	99,531	423,526
ARS/AMS	165,091	192,079	192,721	169,001	718,892
Other Operations	33,840	35,487	42,172	37,804	149,303

Total Operating Revenue	$ 711,956	$ 1,013,777	$ 987,757	$ 787,231	$ 3,500,721

Operating Income:
TruGreen	$ 4,056	$ 66,948	$ 74,582	$ 19,706	$ 165,292
Terminix	37,936	44,289	25,359	19,857	127,441
American Home Shield	3,355	17,834	19,715	6,986	47,890
ARS/AMS	(2,886)	10,191	7,736	2,301	17,342
Other Operations	(5,233)	(5,558)	(4,019)	(7,762)	(22,572)

Total Operating Income	$ 37,228	$ 133,704	$ 123,373	$ 41,088	$ 335,393

The ServiceMaster Company
Quarterly Business Segment Disclosures
	2001

	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year

Operating Revenue:
TruGreen	$ 209,339	$ 408,861	$ 392,433	$ 273,503	$ 1,284,136
Terminix	196,788	231,633	212,029	205,003	845,453
American Home Shield	73,162	100,027	104,297	91,465	368,951
ARS/AMS	191,172	224,173	215,123	189,709	820,177
Other Operations	31,984	34,136	35,556	56,418	158,094

Total Operating Revenue	$ 702,445	$ 998,830	$ 959,438	$ 816,098	$ 3,476,811

Operating Income:
TruGreen	$ (2,046)	$ 60,013	$ 68,316	$ 20,795	$ 147,078
Terminix	29,925	33,279	19,275	21,446	103,925
American Home Shield	1,127	10,949	8,726	2,710	23,512
ARS/AMS	5,269	13,352	13,717	7,640	39,978
Other Operations (2)	(1,534)	(3,561)	(5,359)	(334,439)	(344,893)

Total Operating Income	$ 32,741	$ 114,032	$ 104,675	$(281,848)	$ (30,400)

Operating Income - SFAS 142 Proforma (3):
TruGreen	$ 4,549	$ 66,608	$ 74,915	$ 27,381	$ 173,453
Terminix	34,307	38,715	24,235	25,722	122,979
American Home Shield	1,736	11,559	9,374	3,324	25,993
ARS/AMS	7,488	15,672	16,057	9,993	49,210
Other Operations (2)	(510)	(2,901)	(4,463)	(333,708)	(341,582)

Total Operating Income -
SFAS 142 Proforma	$ 47,570	$ 129,653	$ 120,118	$(267,288)	$ 30,053

(3) Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", eliminates the amortization of goodwill and intangible assets with indefinite lives beginning in 2002. The table above also presents "Proforma" information for 2001 which eliminates amortization expense related to goodwill and intangible assets with indefinite lives, so that these periods are presented on a comparable basis to the 2003 and 2002 information.